Exhibit 99.1

NEWS RELEASE

BARNES GROUP INC. COMPLETES
ACQUISITION OF GIMATIC

October 31, 2018 --- Barnes Group Inc. (NYSE: B), a global provider of highly engineered products and differentiated industrial technologies, today announced that it completed its acquisition of privately held Gimatic S.r.l. ("Gimatic").

Gimatic designs and develops robotic grippers, advanced end-of-arm tooling systems, sensors and related components for industrial automation applications in end markets such as automotive, packaging, healthcare, and food and beverage. Gimatic, headquartered in Brescia, Italy, has approximately 240 employees worldwide, with a sales and service network extending across Europe, North America and Asia.

Barnes Group purchased Gimatic for €370 million, subject to certain closing and post-closing adjustments. Barnes Group financed the transaction with cash on hand and additional borrowings under its existing credit agreement. Gimatic will operate as a business unit within Barnes Group's Industrial segment.

"We are very pleased to complete the Gimatic transaction as it represents another significant milestone in the execution of our strategy to transform the Barnes Group portfolio," said Patrick Dempsey, President and CEO of Barnes Group Inc. "Gimatic's patented technologies and intellectual property based solutions, coupled with its strong market position, provide a highly attractive gateway into the industrial automation market."
"We are excited to welcome Gimatic's highly-skilled team to Barnes Group," said Scott Mayo, Senior Vice President Barnes Group Inc. and President, Barnes Industrial. "With the accelerating adoption of robotic technologies, we expect favorable long-term industry trends will continue to support Gimatic's growth into the future."
Barnes Group will provide additional details about the Gimatic acquisition during a conference call and live webcast on a date to be announced.

About Barnes Group

Barnes Group Inc. (NYSE: B) is a global provider of highly engineered products, differentiated industrial technologies, and innovative solutions, serving a wide range of end markets and customers. Its specialized products and services are used in far-reaching applications including aerospace, transportation, manufacturing, healthcare, and packaging. Barnes Group's skilled and dedicated employees around the globe are committed to the highest performance standards and achieving consistent, sustainable profitable growth. For more information, visit www.BGInc.com.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements address our expected future operating and financial performance and financial condition, and often contain words such as "anticipate," "believe," "expect," "plan," "strategy," "estimate," "project," and similar terms. These forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that may cause actual results to differ materially from those expressed in the forward-looking statements. These risks include uncertainties relating to conditions in financial markets; currency fluctuations and foreign currency exposure; future financial performance of the industries or customers that we serve; our ability to successfully close and integrate recently announced and future acquisitions, including the acquisition of Gimatic described herein; risks associated with international sales and operations, including with respect to the forecasted growth of Gimatic's businesses; the ability to maintain adequate liquidity and financing sources; and general economic conditions affecting the industries we serve. A detailed discussion of these and other factors that may affect our future results is contained in Barnes Group Inc.'s filings with the U.S. Securities and Exchange Commission, including its most recent reports on Form 10-K, 10-Q, and 8-K. The Company assumes no obligation to update our forward-looking statements.

Contacts:
 Barnes Group Inc.
William Pitts
Director, Investor Relations
860-583-7070